Exhibit 99.1

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc.
Reports Net Income of $3.2 Million or $0.35 per Diluted Share for the Fourth Quarter
and $13.2 Million or $1.45 per Diluted Share for the Year Ended December 31, 2022

Renton, Washington – January 26, 2023 - First Financial Northwest, Inc. (the “Company”) (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the “Bank”), today reported net income for the quarter ended December 31, 2022, of $3.2 million, or $0.35 per diluted share, compared to $3.9 million, or $0.43 per diluted share, for the quarter ended September 30, 2022, and $2.7 million, or $0.29 per diluted share, for the quarter ended December 31, 2021. For the year ended December 31, 2022, net income was $13.2 million, or $1.45 per diluted share, compared to net income of $12.2 million, or $1.29 per diluted share, for the year ended December 31, 2021.

The provision for loan losses was the primary reason for the decrease in net income for the quarter ended December 31, 2022, compared to the quarter ended September 30, 2022. As a result of the quarterly analysis of our loan portfolio, the Company recorded a provision for loan losses of $500,000 for the quarter ended December 31, 2022, compared to a $400,000 recapture of provision for loan losses for the quarter ended September 30, 2022. The provision in the current quarter was primarily attributable to growth in loans receivable, while the recapture in the prior quarter was primarily attributable to the net impact of changes in the loan portfolio mix, loan downgrades and changes in impairment status.

“Our residential lending division continued to exceed expectations, resulting in growth of $26.4 million in the quarter ended December 31, 2022, bringing year-to-date growth to $90.7 million in one-to-four family residential loan balances, despite a rapidly increasing interest rate environment throughout the year,” noted Joseph W. Kiley III, President and CEO. “This growth was fairly evenly distributed between owner occupied homes and non-owner occupied investment properties, with growth of $48.5 million and $42.3 million, respectively.  In addition, I am very proud of the efforts of our credit underwriting teams and the focus on credit quality throughout the bank, with nonperforming asset and loan delinquency balances approximating $200,000 on total loans receivable of $1.2 billion,” continued Kiley.

“Finally, I am pleased to report that during a year when many financial institutions saw deterioration in their book value per share, ours increased to $17.57 at December 31, 2022, compared to $17.30 one year ago,” concluded Kiley.

Highlights for the quarter and year ended December 31, 2022:
•
Net loans receivable increased by $23.7 million in the quarter to $1.17 billion at December 31, 2022, on continued strength in one-to-four family residential, construction/land, and classic, collectible and other auto loans.

•
The Bank increased its reliance on brokered deposits to fund its asset growth in the quarter, while also increasing noninterest-bearing demand deposits by $1.1 million in the quarter and $2.2 million year over year.

•	The Company’s book value per share increased to $17.57 at December 31, 2022, compared to $17.30 at both September 30, 2022, and December 31, 2021.
•	The Company repurchased 84,981 shares at an average price of $16.43 per share during the year, an amount equal to approximately 1.0% of shares outstanding at the beginning of 2022.
•	The Company paid regular quarterly cash dividends to shareholders totaling $0.48 per share for the year, a 9.1% increase over the prior year.
•
The Bank’s Tier 1 leverage and total capital ratios at December 31, 2022, were 10.3% and 15.6%, respectively compared to 10.4% and 15.5%, respectively, at September 30, 2022, and 10.3% and 15.5%, respectively at December 31, 2021.

•	Credit quality remained strong as nonperforming assets declined to $193,000, or 0.01% of total assets, and there were only an additional $27,000 in loans over 30 days past due at December 31, 2022.
•
Based on management’s evaluation of the adequacy of the allowance for loan and lease losses (“ALLL”) at December 31, 2022, the Bank recorded a $500,000 provision for loan losses during the quarter, reducing the recapture of provision for loan losses recognized during the year to $400,000. For the year ended December 31, 2021, the Bank recorded a $300,000 provision for loan losses.

Deposits totaled $1.17 billion at December 31, 2022, compared to $1.15 billion at September 30, 2022, and $1.16 billion at December 31, 2021. Total deposits increased $20.6 million for the quarter ended December 31, 2022, compared to the quarter ended September 30, 2022, primarily due to a $55.3 million increase in brokered deposits and $2.0 million increase in demand deposits, partially offset by decreases across all other deposit categories, particularly money market balances. Management continually considers alternatives to increase deposits to fund anticipated asset growth in addition to efforts through its branch network, including wholesale markets, brokered deposits and the national deposit market.
The following table presents a breakdown of our total deposits (unaudited):

	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Three Month Change	One Year Change
Deposits:	(Dollars in thousands)
Noninterest-bearing demand	$119,944	$118,842	$117,751	$1,102	$2,193
Interest-bearing demand	96,632	95,767	97,907	865	(1,275)
Savings	23,636	24,625	23,146	(989)	490
Money market	542,388	572,137	624,543	(29,749)	(82,155)
Certificates of deposit, retail	262,554	268,528	294,127	(5,974)	(31,573)
Brokered deposits	124,886	69,537	-	55,349	124,886
Total deposits	$1,170,040	$1,149,436	$1,157,474	$20,604	$12,566

The following tables present an analysis of total deposits by branch office (unaudited):
December 31, 2022
	Noninterest- bearing demand	Interest- bearing demand	Savings	Money market	Certificates of deposit, retail	Brokered deposits	Total
	(Dollars in thousands)
King County
Renton	$35,123	$45,575	$15,515	$279,392	$203,463	$-	$579,068
Landing	3,781	1,720	143	18,153	3,771	-	27,568
Woodinville	2,925	3,315	1,181	15,648	10,428	-	33,497
Bothell	3,363	1,041	49	6,485	942	-	11,880
Crossroads	14,455	3,082	226	30,969	11,667	-	60,399
Kent	8,162	11,660	2	19,549	1,023	-	40,396
Kirkland	10,618	506	62	8,310	25	-	19,521
Issaquah	3,342	1,171	134	2,474	3,408	-	10,529
Total King County	81,769	68,070	17,312	380,980	234,727	-	782,858
Snohomish County
Mill Creek	6,594	4,005	911	15,445	5,443	-	32,398
Edmonds	16,619	6,191	766	33,904	7,768	-	65,248
Clearview	5,456	6,317	1,653	23,322	2,906	-	39,654
Lake Stevens	3,936	5,213	1,390	36,842	4,674	-	52,055
Smokey Point	2,617	6,330	1,391	46,486	6,012	-	62,836
Total Snohomish County	35,222	28,056	6,111	155,999	26,803	-	252,191
Pierce County
University Place	2,192	96	1	3,953	672	-	6,914
Gig Harbor	761	410	212	1,456	352	-	3,191
Total Pierce County	2,953	506	213	5,409	1,024	-	10,105

Brokered deposits	-	-	-	-	-	124,886	124,886

Total deposits	$119,944	$96,632	$23,636	$542,388	$262,554	$124,886	$1,170,040

September 30, 2022
	Noninterest- bearing demand	Interest- bearing demand	Savings	Money market	Certificates of deposit, retail	Brokered deposits	Total
	(Dollars in thousands)
King County
Renton	$36,797	$43,129	$16,483	$301,912	$209,504	$-	$607,825
Landing	4,345	2,586	155	20,301	4,089	-	31,476
Woodinville	3,033	3,714	1,208	19,514	9,799	-	37,268
Bothell	3,287	1,045	54	7,307	1,694	-	13,387
Crossroads	13,047	4,225	49	38,668	9,228	-	65,217
Kent	6,323	13,945	4	19,843	1,499	-	41,614
Kirkland	9,101	365	42	7,297	25	-	16,830
Issaquah	3,396	1,480	60	3,037	2,295	-	10,268
Total King County	79,329	70,489	18,055	417,879	238,133	-	823,885
Snohomish County
Mill Creek	7,153	2,727	904	23,527	5,626	-	39,937
Edmonds	16,209	6,284	901	34,719	8,935	-	67,048
Clearview	5,143	5,957	1,662	26,923	2,873	-	42,558
Lake Stevens	4,977	5,233	1,471	40,297	4,975	-	56,953
Smokey Point	3,430	4,452	1,422	23,527	7,066	-	39,897
Total Snohomish County	36,912	24,653	6,360	148,993	29,475	-	246,393
Pierce County
University Place	1,879	108	2	3,883	670	-	6,542
Gig Harbor	722	517	208	1,382	250	-	3,079
Total Pierce County	2,601	625	210	5,265	920	-	9,621

Brokered deposits	-	-	-	-	-	69,537	69,537

Total deposits	$118,842	$95,767	$24,625	$572,137	$268,528	$69,537	$1,149,436

Net loans receivable totaled $1.17 billion at December 31, 2022, compared to $1.14 billion at September 30, 2022, and $1.10 billion at December 31, 2021. During the quarter ended December 31, 2022, new originations of one-to-four family residential loans, construction/land and classic, collectible and other auto loans outpaced total loan repayments in the quarter. The average balance of net loans receivable totaled $1.15 billion for the quarter ended December 31, 2022, compared to $1.13 billion for the quarter ended September 30, 2022, and $1.11 billion for the quarter ended December 31, 2021. For the year ended December 31, 2022, the average balance of net loans receivable was $1.13 billion, compared to $1.10 billion for the year ended December 31, 2021.

The ALLL represented 1.29% of total loans receivable at December 31, 2022, compared to 1.27% at September 30, 2022, and 1.40% of total loans receivable at December 31, 2021.

There were $193,000 in nonperforming loans at December 31, 2022, compared to $232,000 at September 30, 2022, and none at December 31, 2021. There was no other real estate owned (“OREO”) at December 31, 2022, September 30, 2022, or December 31, 2021.
The following table presents a breakdown of our nonperforming assets (unaudited):
	Dec 31,	Sep 30,	Dec 31,	Three Month	One Year
	2022	2022	2021	Change	Change
	(Dollars in thousands)
Nonperforming loans:
One-to-four family residential	$ ─	$39	$ ─	$(39)	$ ─
Consumer	193	193	─	─	193
Total nonperforming loans	193	232	─	(39)	193

OREO	─	─	─	─	─

Total nonperforming assets (1)	$193	$232	$ ─	$(39)	$193

Nonperforming assets as a percent
of total assets	0.01%	0.02%	0.00%
(1) The difference between nonperforming assets reported above, and the totals reported by other industry sources, is due to their inclusion of all Troubled Debt Restructured Loans ("TDRs") as nonperforming loans, although 100% of the Company’s TDRs were performing in accordance with their restructured terms for the periods presented.

The Company accounts for certain loan modifications or restructurings as TDRs. In general, the modification or restructuring of a debt is considered a TDR if, for economic or legal reasons related to the borrower’s financial difficulties, the Company grants a concession to the borrower that it would not otherwise consider. TDRs totaled $1.4 million at December 31, 2022, compared to $1.8 million at September 30, 2022, and $2.1 million at December 31, 2021. All TDRs were performing according to their modified repayment terms for the periods presented.

Net interest income totaled $12.5 million for the quarter ended December 31, 2022, compared to $12.7 million for the quarter ended September 30, 2022, and $11.6 million for the quarter ended December 31, 2021. The decrease in the current quarter compared to the quarter ended September 30, 2022, was primarily due to higher interest expense on deposits and other borrowings, primarily reflecting the continued increase in market interest rates due to the ongoing increases to the targeted federal funds rate, which increased 125 basis points during the fourth calendar quarter of 2022, and increased competition for deposits, partially offset by higher interest income on loans, including fees, and investments. For the year ended December 31, 2022, net interest income totaled $48.4 million, compared to $45.0 million for the year ended December 31, 2021, as the increase in interest income on loans and investments outpaced the increase in interest expense on liabilities.

Total interest income was $17.4 million for the quarter ended December 31, 2022, compared to $15.4 million for the quarter ended September 30, 2022, and $13.3 million for the quarter ended December 31, 2021. The increase in the current quarter compared to the prior quarters was primarily due to an improvement in the average loan yield to 5.19% from 4.77% and 4.44% for the quarters ended September 30, 2022, and December 31, 2021, respectively, due in large part to recent increases in short term interest rates that increased our returns from LIBOR and Prime based variable rate loans and variable rate investment securities.

Total interest expense was $4.9 million for the quarter ended December 31, 2022, compared to $2.7 million for the quarter ended September 30, 2022, and $1.7 million for the quarter ended December 31, 2021. The average cost of interest-bearing deposits was 1.51% for the quarter ended December 31, 2022, compared to 0.87% for the quarter ended September 30, 2022, and 0.53% for the quarter ended December 31, 2021. The increase from the quarter ended September 30, 2022, was due primarily to increased interest expense on money market balances and the continued use of higher cost brokered deposits and wholesale sources to meet our funding needs. Advances from the FHLB decreased to $145.0 million at December 31, 2022, compared to $150.0 million at September 30, 2022, and increased from $95.0 million at December 31, 2021. Currently, $95.0 million of our FHLB advances are tied to cash flow hedge agreements where the Bank pays a fixed rate and receives a variable rate in return to assist in the Bank’s interest rate risk management efforts. These cash flow hedge agreements have a weighted average remaining term of 47 months and a weighted average fixed interest rate of 1.05%. The average cost of borrowings was 2.46% for the quarter ended December 31, 2022, compared to 1.48% for the quarter ended September 30, 2022, and 1.33% for the quarter ended December 31, 2021.

The net interest margin was 3.52% for the quarter ended December 31, 2022, compared to 3.65% for the quarter ended September 30, 2022, and 3.40% for the quarter ended December 31, 2021. The decrease in the net interest margin for the quarter ended December 31, 2022, compared to the quarter ended September 30, 2022, was due primarily to the cost of interest-bearing liabilities increasing more than the yields on interest-earnings assets, with a 70-basis point increase in the Company’s average cost of interest-bearing liabilities to 1.63% from 0.93%, partially offset by a 48-basis point increase in the average yield on interest-earning assets to 4.91% from 4.43%.

Noninterest income for the quarter ended December 31, 2022, totaled $695,000, compared to $778,000 for the quarter ended September 31, 2022, and $1.1 million for the quarter ended December 31, 2021. The decrease in noninterest income for the quarter ended December 31, 2022, compared to the quarter ended September 30, 2022, was primarily due to lower wealth management revenue, and lower loan related fees. The decrease in the current quarter as compared to the quarter ended December 31, 2021, primarily reflects reduced loan fees, in addition to a reduction in wealth management revenue. For the year ended December 31, 2022, noninterest income declined $639,000 to $3.2 million, from $3.9 million for the year ended December 31, 2021, due primarily to lower loan related fees as loan prepayment penalties declined by $425,000, along with a decline of $182,000 in wealth management revenue in the year ended December 31, 2022, compared to the prior year.

Noninterest expense totaled $8.7 million for the quarter ended December 31, 2022, compared to $9.0 million for the quarter ended September 30, 2022, and $8.7 million for the quarter ended December 31, 2021. The decrease in noninterest expense for the quarter ended December 31, 2022, compared to the quarter ended September 30, 2022, was primarily due to a $440,000 decline in salaries and employee benefits due in part to the maturity of the Bank’s Employee Stock Ownership Plan (“ESOP”) in the quarter ended

September 30, 2022, resulting in no associated compensation expense for the quarter ended December 31, 2022, compared to $430,000 in the quarter ended September 30, 2022. Effective January 1, 2023, this ESOP benefit was replaced by a new profit-sharing contribution and other enhancements to the Bank’s 401(k) plan for all eligible employees. The Company expects that the associated expenses will generally be in line with the previous ESOP related expenses. The decrease in noninterest expense for the quarter ended December 31, 2022, compared to the quarter ended December 31, 2021, primarily reflects the absence of expenses related to the matured ESOP, partially offset by higher other general and administrative expenses and professional fees. The increase year over year was due primarily to higher expenses across all categories except net OREO related expenses, regulatory assessments and data processing fees, which were lower.

Forward-looking statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: potential adverse impacts to economic conditions in our local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth caused by increasing political instability from acts of war including Russia’s invasion of Ukraine, as well as increasing oil prices and supply chain disruptions, and any governmental or societal responses new COVID-19 variants; increased competitive pressures; changes in the interest rate environment; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC’s website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2022 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

Assets	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Three Month Change	One Year Change

Cash on hand and in banks	$7,722	$9,684	$7,246	(20.3)%	6.6%
Interest-earning deposits with banks	16,598	15,227	66,145	9.0	(74.9)
Investments available-for-sale, at fair value	217,977	221,278	168,948	(1.5)	29.0
Investments held-to-maturity, at amortized cost	2,444	2,438	2,432	0.2	0.5
Loans receivable, net of allowance of $15,227, $14,726, and $15,657 respectively	1,167,083	1,143,348	1,103,461	2.1	5.8
Federal Home Loan Bank ("FHLB") stock, at cost	7,512	7,712	5,465	(2.6)	37.5
Accrued interest receivable	6,513	6,261	5,285	4.0	23.2
Deferred tax assets, net	2,597	2,355	850	10.3	205.5
Premises and equipment, net	21,192	21,608	22,440	(1.9)	(5.6)
Bank owned life insurance ("BOLI"), net	36,286	36,064	35,210	0.6	3.1
Prepaid expenses and other assets	12,280	13,605	3,628	(9.7)	238.5
Right of use asset ("ROU"), net	3,275	3,260	3,646	0.5	(10.2)
Goodwill	889	889	889	0.0	0.0
Core deposit intangible, net	548	582	684	(5.8)	(19.9)
Total assets	$1,502,916	$1,484,311	$1,426,329	1.3%	5.4%
Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing deposits	$119,944	$118,842	$117,751	0.9%	1.9%
Interest-bearing deposits	1,050,096	1,030,594	1,039,723	1.9	1.0
Total deposits	1,170,040	1,149,436	1,157,474	1.8	1.1
Advances from the FHLB	145,000	150,000	95,000	(3.3)	52.6
Advance payments from borrowers for taxes and insurance	3,051	5,033	2,909	(39.4)	4.9
Lease liability, net	3,454	3,441	3,805	0.4	(9.2)
Accrued interest payable	328	185	112	77.3	192.9
Other liabilities	20,683	18,326	9,150	12.9	126.0
Total liabilities	1,342,556	1,326,421	1,268,450	1.2	5.8
Commitments and contingencies
Stockholders' Equity
Preferred stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	-	-	-	n/a	n/a
Common Stock, $.01 par value; authorized 90,000,000 shares; issued and outstanding 9,127,595 shares at December 31 2022, 9,127,595 shares at September 30 2022, and 9,125,759 shares at December 31, 2021	91	91	91	0.0	0.0
Additional paid-in capital	72,424	72,295	72,298	0.2	0.2
Retained earnings	95,059	92,928	86,162	2.3	10.3
Accumulated other comprehensive (loss) income, net of tax	(7,214)	(7,424)	174	(2.8)	(4,246.0)
Unearned Employee Stock Ownership Plan ("ESOP") shares	-	-	(846)	n/a	(100.0)
Total stockholders' equity	160,360	157,890	157,879	1.6	1.6
Total liabilities and stockholders' equity	$1,502,916	$1,484,311	$1,426,329	1.3%	5.4%

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Quarter Ended
	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Three Month Change	One Year Change
Interest income
Loans, including fees	$15,042	$13,618	$12,398	10.5%	21.3%
Investments	2,032	1,609	804	26.3	152.7
Interest-earning deposits with banks	205	125	19	64.0	978.9
Dividends on FHLB Stock	89	83	85	7.2	4.7
Total interest income	17,368	15,435	13,306	12.5	30.5
Interest expense
Deposits	3,972	2,326	1,390	70.8	185.8
FHLB advances and other borrowings	928	392	340	136.7	172.9
Total interest expense	4,900	2,718	1,730	80.3	183.2
Net interest income	12,468	12,717	11,576	(2.0)	7.7
Provision (recapture of provision) for loan losses	500	(400)	600	(225.0)	(16.7)
Net interest income after provision (recapture of provision) for loan losses	11,968	13,117	10,976	(8.8)	9.0

Noninterest income
Net gain on sale of investments	27	-	32	n/a	(15.6)
BOLI income	222	243	216	(8.6)	2.8
Wealth management revenue	36	89	104	(59.6)	(65.4)
Deposit related fees	231	245	218	(5.7)	6.0
Loan related fees	172	195	551	(11.8)	(68.8)
Other	7	6	5	16.7	40.0
Total noninterest income	695	778	1,126	(10.7)	(38.3)

Noninterest expense
Salaries and employee benefits	4,977	5,417	5,374	(8.1)	(7.4)
Occupancy and equipment	1,155	1,188	1,154	(2.8)	0.1
Professional fees	607	549	477	10.6	27.3
Data processing	634	675	689	(6.1)	(8.0)
Regulatory assessments	108	105	100	2.9	8.0
Insurance and bond premiums	111	112	110	(0.9)	0.9
Marketing	77	92	37	(16.3)	108.1
Other general and administrative	997	876	775	13.8	28.6
Total noninterest expense	8,666	9,014	8,716	(3.9)	(0.6)

Income before federal income tax provision	3,997	4,881	3,386	(18.1)	18.0
Federal income tax provision	771	935	643	(17.5)	19.9
Net income	$3,226	$3,946	$2,743	(18.2)%	17.6%

Basic earnings per share	$0.35	$0.44	$0.30
Diluted earnings per share	$0.35	$0.43	$0.29
Weighted average number of common shares outstanding	9,073,323	8,981,037	9,129,724
Weighted average number of diluted shares outstanding	9,149,044	9,068,541	9,273,502

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Year Ended December 31,
	2022	2021	One Year Change
Interest income
Loans, including fees	$52,935	$50,170	5.5%
Investments	5,627	3,224	74.5
Interest-earning deposits with banks	386	72	436.1
Dividends on FHLB Stock	318	332	(4.2)
Total interest income	59,266	53,798	10.2
Interest expense
Deposits	8,955	7,216	24.1
FHLB advances and other borrowings	1,934	1,603	20.6
Total interest expense	10,889	8,819	23.5
Net interest income	48,377	44,979	7.6
(Recapture of provision) provision for loan losses	(400)	300	(233.3)
Net interest income after (recapture of provision) provision for loan losses	48,777	44,679	9.2

Noninterest income
Net gain on sale of investments	27	32	(15.6)
BOLI income	1,004	1,107	(9.3)
Wealth management revenue	312	494	(36.8)
Deposit related fees	936	872	7.3
Loan related fees	919	1,265	(27.4)
Other	25	92	(72.8)
Total noninterest income	3,223	3,862	(16.5)

Noninterest expense
Salaries and employee benefits	21,133	20,237	4.4
Occupancy and equipment	4,776	4,557	4.8
Professional fees	2,339	1,899	23.2
Data processing	2,678	2,692	(0.5)
Regulatory assessments	403	456	(11.6)
Insurance and bond premiums	464	451	2.9
Marketing	303	154	96.8
Other general and administrative	3,495	2,921	19.7
Total noninterest expense	35,591	33,367	6.7
Income before federal income tax provision	16,409	15,174	8.1
Federal income tax provision	3,169	2,925	8.3
Net income	$13,240	$12,249	8.1%

Basic earnings per share	$1.47	$1.31
Diluted earnings per share	$1.45	$1.29
Weighted average number of common shares outstanding	9,006,369	9,340,997
Weighted average number of diluted shares outstanding	9,102,283	9,454,495

The following table presents a breakdown of the loan portfolio (unaudited):
	December 31, 2022		September 30, 2022		December 31, 2021
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial real estate:
Residential:
Other multifamily	$126,895	10.7%	$132,755	11.4%	$130,146	11.6%
Total multifamily residential	126,895	10.7	132,755	11.4	130,146	11.6

Non-residential:
Office	84,315	7.1	84,768	7.3	90,727	8.1
Retail	132,595	11.2	137,417	11.9	138,463	12.4
Mobile home park	25,420	2.2	23,531	2.0	20,636	1.8
Hotel / motel	55,471	4.7	56,715	4.9	64,854	5.8
Nursing home	12,365	1.0	12,452	1.2	12,713	1.1
Warehouse	19,783	1.7	19,934	1.7	17,724	1.6
Storage	33,876	2.9	34,069	2.9	32,990	2.9
Other non-residential	44,057	3.6	44,600	3.9	41,310	3.8
Total non-residential	407,882	34.4	413,486	35.8	419,417	37.5

Construction/land:
One-to-four family residential	52,836	4.5	41,606	3.6	34,677	3.1
Multifamily	15,501	1.3	15,500	1.3	37,194	3.3
Commercial	-	0.0	-	0.0	6,189	0.6
Land development	9,783	0.8	15,518	1.3	15,395	1.4
Total construction/land	78,120	6.6	72,624	6.2	93,455	8.4

One-to-four family residential:
Permanent owner occupied	233,785	19.8	221,212	19.1	185,320	16.6
Permanent non-owner occupied	242,051	20.5	228,223	19.7	199,796	17.8
Total one-to-four family residential	475,836	40.3	449,435	38.8	385,116	34.4

Business:
Aircraft	2,086	0.1	2,335	0.2	6,079	0.5
Small Business Administration ("SBA")	509	0.1	520	0.1	839	0.1
Paycheck Protection Plan ("PPP")	785	0.1	1,209	0.1	10,849	1.0
Other business	27,991	2.4	27,990	2.4	28,823	2.5
Total business	31,371	2.7	32,054	2.8	46,590	4.1

Consumer:
Classic, collectible and other auto	53,705	4.6	47,141	4.1	35,861	3.2
Other consumer	8,350	0.7	10,478	0.9	8,951	0.8
Total consumer	62,055	5.3	57,619	5.0	44,812	4.0

Total loans	1,182,159	100.0%	1,157,973	100.0%	1,119,536	100.0%
Less:
Deferred loan (costs) fees, net	(151)		(101)		418
ALLL	15,227		14,726		15,657
Loans receivable, net	$1,167,083		$1,143,348		$1,103,461

Concentrations of credit: (1)
Construction loans as % of total capital	53.1%		49.1%		59.7%
Total non-owner occupied commercial real estate as % of total capital	346.9%		354.6%		384.0%
 (1) Concentrations of credit percentages are for First Financial Northwest Bank only using classifications in accordance with FDIC regulatory guidelines.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
(Unaudited)
	At or For the Quarter Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2022	2022	2022	2022	2021
	(Dollars in thousands, except per share data)
Performance Ratios: (1)
Return on assets	0.86%	1.06%	0.79%	0.93%	0.76%
Return on equity	8.04	9.88	7.11	8.33	6.79
Dividend payout ratio	34.29	27.40	38.51	33.20	36.67
Equity-to-assets ratio	10.67	10.64	10.78	11.15	11.07
Tangible equity ratio (2)	10.58	10.55	10.69	11.05	10.97
Net interest margin	3.52	3.65	3.53	3.43	3.40
Average interest-earning assets to average interest- bearing liabilities	117.93	119.08	120.21	119.59	119.08
Efficiency ratio	65.84	66.80	72.62	70.96	68.62
Noninterest expense as a percent of average total assets	2.30	2.43	2.60	2.46	2.42
Book value per common share	$17.57	$17.30	$17.26	$17.32	$17.30
Tangible book value per share (2)	17.41	17.14	17.09	17.15	17.13

Capital Ratios: (3)
Tier 1 leverage ratio	10.31%	10.43%	10.53%	10.51%	10.34%
Common equity tier 1 capital ratio	14.37	14.24	14.22	14.08	14.23
Tier 1 capital ratio	14.37	14.24	14.22	14.08	14.23
Total capital ratio	15.62	15.49	15.47	15.33	15.48

Asset Quality Ratios: (4)
Nonperforming loans as a percent of total loans	0.02%	0.02%	0.00%	0.02%	0.00%
Nonperforming assets as a percent of total assets	0.01	0.02	0.00	0.01	0.00
ALLL as a percent of total loans	1.29	1.27	1.33	1.33	1.40
Net (recoveries) charge-offs to average loans receivable, net	(0.00)	(0.00)	0.00	(0.00)	0.00

Allowance for Loan Losses:
ALLL, beginning of the quarter	$14,726	$15,125	$15,159	$15,657	$15,057
Provision (recapture of provision)	500	(400)	-	(500)	600
Charge-offs	-	-	(37)	-	-
Recoveries	1	1	3	2	-
ALLL, end of the quarter	$15,227	$14,726	$15,125	$15,159	$15,657
(1) Performance ratios are calculated on an annualized basis.
(2) Tangible equity and tangible assets exclude goodwill and core deposit intangible assets. Tangible equity, tangible assets, tangible equity ratio and tangible book value per share are non-GAAP financial measures. Refer to Non-GAAP Financial Measures at the end of this press release for a reconciliation to the nearest GAAP equivalents.
(3) Capital ratios are for First Financial Northwest Bank only.
(4) Loans are reported net of undisbursed funds.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
(Unaudited)

	For the Quarter Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
		(Dollars in thousands)
Average Yields and Costs: (1)
Yield on loans	5.19%	4.77%	4.41%	4.36%	4.44%
Yield on investments	3.64	2.90	2.33	1.96	1.79
Yield on interest-earning deposits	3.31	2.02	0.67	0.15	0.13
Yield on FHLB stock	4.58	5.56	4.82	5.49	5.89
Yield on interest-earning assets	4.91%	4.43%	4.04%	3.90%	3.91%

Cost of interest-bearing deposits	1.51%	0.87%	0.55%	0.50%	0.53%
Cost of borrowings	2.46	1.48	1.21	1.28	1.33
Cost of interest-bearing liabilities	1.63%	0.93%	0.61%	0.56%	0.61%

Cost of total deposits	1.36%	0.78%	0.49%	0.44%	0.48%
Cost of funds	1.48	0.84	0.55	0.51	0.55

Average Balances:
Loans	$1,150,181	$1,132,233	$1,117,079	$1,115,428	$1,108,836
Investments	221,180	220,244	198,819	171,685	178,500
Interest-earning deposits	24,608	24,565	22,010	49,857	56,800
FHLB stock	7,710	5,923	5,905	5,467	5,726
Total interest-earning assets	$1,403,679	$1,382,965	$1,343,813	$1,342,437	$1,349,862

Interest-bearing deposits	$1,040,357	$1,056,079	$1,013,080	$1,027,507	$1,032,090
Borrowings	149,946	105,272	104,835	95,000	101,522
Total interest-bearing liabilities	1,190,303	1,161,351	1,117,915	1,122,507	1,133,612
Noninterest-bearing deposits	121,518	125,561	131,415	122,175	119,142
Total deposits and borrowings	$1,311,821	$1,286,912	$1,249,330	$1,244,682	$1,252,754

Average assets	$1,496,125	$1,470,816	$1,431,003	$1,424,054	$1,430,199
Average stockholders' equity	159,120	158,515	158,349	158,756	160,183
(1) Yields and costs are annualized.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
(Unaudited)

	At or For the Year Ended December 31,
	2022	2021	2020	2019	2018
		(Dollars in thousands, except per share data)
Performance Ratios:
Return on assets	0.91%	0.86%	0.63%	0.80%	1.21%
Return on equity	8.34	7.65	5.50	6.73	9.86
Dividend payout ratio	32.65	33.59	45.45	33.65	21.53
Equity-to-assets ratio	10.67	11.07	11.26	11.65	12.28
Tangible equity ratio (1)	10.58	10.97	11.15	11.53	12.13
Net interest margin	3.54	3.35	3.15	3.19	3.56
Average interest-earning assets to average interest- bearing liabilities	119.18	118.59	115.62	113.44	114.28
Efficiency ratio	68.97	68.32	72.39	70.66	66.88
Noninterest expense as a percent of average total assets	2.44	2.35	2.39	2.35	2.40
Book value per common share	$17.57	$17.30	$16.05	$15.25	$14.35
Tangible book value per share (1)	17.41	17.13	15.88	15.07	14.17

Capital Ratios: (2)
Tier 1 leverage ratio	10.31%	10.34%	10.29%	10.27%	10.37%
Common equity tier 1 capital ratio	14.37	14.23	14.32	13.13	13.43
Tier 1 capital ratio	14.37	14.23	14.32	13.13	13.43
Total capital ratio	15.62	15.48	15.57	14.38	14.68

Asset Quality Ratios: (3)
Nonperforming loans as a percent of total loans	0.02%	0.00%	0.19%	0.01%	0.07%
Nonperforming assets as a percent of total assets	0.01	0.00	0.18	0.04	0.10
ALLL as a percent of total loans	1.29	1.40	1.36	1.18	1.29
Net charge-offs (recoveries) to average loans receivable, net	0.00	(0.02)	(0.00)	(0.02)	(0.45)

Allowance for Loan Losses:
ALLL, beginning of the year	$15,657	$15,174	$13,218	$13,347	$12,882
(Recapture of provision) provision	(400)	300	1,900	(300)	(4,000)
Charge-offs	(37)	-	(2)	-	-
Recoveries	7	183	58	171	4,465
ALLL, end of the year	$15,227	$15,657	$15,174	$13,218	$13,347
(1) Tangible equity and tangible assets exclude goodwill and core deposit intangible assets. Tangible equity, tangible, tangible equity ratio and tangible book value per share are non-GAAP financial measures. Refer to Non-GAAP Financial Measures at the end of this press release for a reconciliation to the nearest GAAP equivalents.
(2) Capital ratios are for First Financial Northwest Bank only.
(3) Loans are reported net of undisbursed funds.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures (continued)
(Unaudited)

	For the Year Ended December 31,
	2022	2021	2020	2019	2018
		(Dollars in thousands)
Average Yields and Costs:
Yield on loans	4.69%	4.57%	4.69%	5.15%	5.13%
Yield on investments	2.77	1.83	2.39	3.11	2.92
Yield on interest-earning deposits	1.28	0.12	0.21	2.15	1.74
Yield on FHLB stock	5.08	5.29	4.85	5.42	5.24
Yield on interest-earning assets	4.33%	4.01%	4.36%	4.88%	4.83%

Cost of interest-bearing deposits	0.87%	0.71%	1.42%	1.90%	1.35%
Cost of borrowings	1.70	1.39	1.31	2.09	1.92
Cost of interest-bearing liabilities	0.95%	0.78%	1.41%	1.92%	1.46%

Cost of total deposits	0.77%	0.64%	1.32%	1.81%	1.28%
Cost of funds	0.86	0.71	1.32	1.84	1.39

Average Balances:
Loans	$1,128,835	$1,098,772	$1,120,889	$1,061,367	$995,810
Investments	203,165	176,110	133,584	139,354	141,100
Interest-earning deposits	30,176	60,482	25,108	13,634	11,628
FHLB stock	6,256	6,271	6,600	6,684	8,748
Total interest-earning assets	$1,368,432	$1,341,635	$1,286,181	$1,221,039	$1,157,286

Interest-bearing deposits	$1,034,351	$1,015,852	$987,069	$946,484	$828,965
Borrowings	113,890	115,466	125,392	129,899	183,667
Total interest-bearing liabilities	1,148,241	1,131,318	1,112,461	1,076,383	1,012,632
Noninterest-bearing deposits	125,166	112,484	75,388	48,434	49,461
Total deposits and borrowings	$1,273,407	$1,243,802	$1,187,849	$1,124,817	$1,062,093

Average assets	$1,455,739	$1,421,476	$1,361,604	$1,294,164	$1,227,396
Average stockholders' equity	158,685	160,041	155,587	154,092	151,145

Non-GAAP Financial Measures
In addition to financial results presented in accordance with generally accepted accounting principles utilized in the United States ("GAAP"), this earnings release contains non-GAAP financial measures that include tangible equity, tangible assets, tangible book value per share, and the tangible equity ratio. The Company believes that these non-GAAP financial measures and ratios as presented are useful for both investors and management to understand the effects of goodwill and core deposit intangible, net and provides an alternative view of the Company’s performance over time and in comparison to the Company’s competitors. Non-GAAP financial measures have limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation and are not a substitute for other measures in this earnings release that are presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

The following tables provide a reconciliation between the GAAP and non-GAAP measures:

	Quarter Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
	(Dollars in thousands, except per share data)

Tangible equity to tangible assets and tangible book value per share:
Total stockholders' equity (GAAP)	$160,360	$157,890	$156,896	$157,757	$157,879
Less:
Goodwill	889	889	889	889	889
Core deposit intangible, net	548	582	616	650	684
Tangible equity (Non-GAAP)	$158,923	$156,419	$155,391	$156,218	$156,306

Total assets (GAAP)	$1,502,916	$1,484,311	$1,454,768	$1,415,054	$1,426,329
Less:
Goodwill	889	889	889	889	889
Core deposit intangible, net	548	582	616	650	684
Tangible assets (Non-GAAP)	$1,501,479	$1,482,840	$1,453,263	$1,413,515	$1,424,756

Common shares outstanding at period end	9,127,595	9,127,595	9,091,533	9,107,977	9,125,759

Equity-to-assets ratio (GAAP)	10.67%	10.64%	10.78%	11.15%	11.07%
Tangible equity ratio (Non-GAAP)	10.58	10.55	10.69	11.05	10.97
Book value per common share (GAAP)	$17.57	$17.30	$17.26	$17.32	$17.30
Tangible book value per share (Non-GAAP)	17.41	17.14	17.09	17.15	17.13

	Year Ended December 31,
	2022	2021	2020	2019	20158
	(Dollars in thousands, except per share data)

Tangible equity to tangible assets and tangible book value per share:
Total stockholders' equity (GAAP)	$160,360	$157,879	$156,302	$156,319	$153,738
Less:
Goodwill	889	889	889	889	889
Core deposit intangible	548	684	824	968	1,116
Tangible equity (Non-GAAP)	$158,923	$156,306	$154,589	$154,462	$151,733

Total assets (GAAP)	1,502,916	1,426,329	1,387,669	1,341,885	1,252,424
Less:
Goodwill	889	889	889	889	889
Core deposit intangible	548	684	824	968	1,116
Tangible assets (Non-GAAP)	$1,501,479	$1,424,756	$1,385,956	$1,340,028	$1,250,419

Common shares outstanding at period end	9,127,595	9,125,759	9,736,875	10,252,953	10,710,656

Equity-to-assets ratio (GAAP)	10.67%	11.07%	11.26%	11.65%	12.28%
Tangible equity ratio (Non-GAAP)	10.58	10.97	11.15	11.53	12.13
Book value per common share (GAAP)	$17.57	$17.30	$16.05	$15.25	$14.35
Tangible book value per share (Non-GAAP)	17.41	17.13	15.88	15.07	14.17